Exhibit 99.1

                    JOINT FILING UNDERTAKING

     The undersigned parties hereby agree that the Schedule 13D filed herewith (and any amendments thereto) relating to the Common Stock of Diasense, Inc. is being filed jointly on behalf of each of them with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended.


                              DOMINION ASSETS, LLC


                              By:

                              /s/  Keith Keeling
                              --------------------
                              Name: Keith Keeling
                              Title: Chief Executive Officer



                              KEITH KEELING

                              /s/  Keith Keeling
                              --------------------
                              Name: Keith Keeling


                              STEVEN MCDONALD

                              /s/  Steven McDonald
                              --------------------
                              Name:  Steven McDonald